UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2005

Introgen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21291 (Commission File Number)	74-2704230 (IRS Employer Identification No.)

301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 708-9310
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On May 2, 2005, Introgen Therapeutics, Inc. (the “Company”) entered into a stock purchase agreement with each of its President and Chief Executive Officer, David G. Nance, and its Senior Vice President of Operations, J. David Enloe, Jr., pursuant to which the Company issued shares of its common stock to such officers to compensate them for the loss of their fully-vested options that expired on April 13, 2005 and March 15, 2005, respectively. Such expired options could not be exercised pursuant to a cashless exercise program prior to their respective expiration dates due to the Company’s insider trading restrictions.

      Pursuant to the stock purchase agreements with Mr. Nance and Mr. Enloe, copies of which are attached hereto as Exhibit 10.47 and Exhibit 10.48, respectively, the Company issued a number of shares of its common stock which is substantially equivalent to the number of shares that would have been issued to such officers upon the cashless exercise of the expired options, less the number of shares equal to the tax obligations of the recipients with respect to the shares acquired pursuant to the stock purchase agreements. The shares will be issued from the Company’s 2000 Stock Option Plan.

      Prior to and as of April 13, 2005, Mr. Nance had a fully-vested option, granted pursuant to the Company’s 1995 Stock Plan, to purchase 38,400 shares of Company common stock at an exercise price per share of $0.391. Pursuant to the stock purchase agreement with Mr. Nance, the Company issued to Mr. Nance 23,096 shares of Company common stock, which is substantially equivalent to the number of shares Mr. Nance would have been able to purchase had he been permitted to exercise his expired options pursuant to the Company’s cashless exercise program, less the number of shares having a value equal to his tax obligations with respect to the shares acquired pursuant to the stock purchase agreement.

      Prior to and as of March 15, 2005, Mr. Enloe had a fully-vested option, granted pursuant to the Company’s 1995 Stock Plan, to purchase 56,800 shares of Company common stock at an exercise price per share of $0.391. Pursuant to the stock purchase agreement with Mr. Enloe, the Company issued to Mr. Enloe 34,163 shares of Company common stock, which is substantially equivalent to the number of shares Mr. Enloe would have been able to purchase had he been permitted to exercise his expired options pursuant to the Company’s cashless exercise program, less the number of shares having a value equal to his tax obligations with respect to the shares acquired pursuant to the stock purchase agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.47	Stock Purchase Agreement with David G. Nance dated May 2, 2005

10.48	Stock Purchase Agreement with J. David Enloe, Jr. dated May 2, 2005

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ James W. Albrecht, Jr.
James W. Albrecht, Jr.
Chief Financial Officer

Date: May 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.47	Stock Purchase Agreement with David G. Nance dated May 2, 2005.

10.48	Stock Purchase Agreement with J. David Enloe, Jr. dated May 2, 2005.